Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Second Quarter 2015 Results

ROSEMEAD, Calif., July 30, 2015 - Edison International (NYSE: EIX) today reported second quarter 2015 net income on a GAAP basis of $379 million, or $1.16 per share, compared to $536 million, or $1.64 per share, in the second quarter of 2014. On an adjusted basis, Edison International’s second quarter 2015 core earnings were $378 million, or $1.16 per share, compared to $352 million, or $1.08 per share, in the second quarter of 2014.
“SCE remains focused on improving its safety and operational performance and continues to invest at high levels to support system reliability, public safety and California’s renewables mandates,” said Ted Craver, chairman and chief executive officer of Edison International. “Earnings improved in the second quarter primarily from federal tax benefits, but until SCE receives a decision in its 2015 General Rate Case, comparative results are not meaningful.”
Southern California Edison's (SCE) second quarter 2015 core earnings increased by $22 million, or $0.07 per share, from the second quarter 2014 primarily due to a $100 million, or $0.31 per share, tax benefit from revisions to liabilities for uncertain tax positions. In addition, earnings benefited from higher Federal Energy Regulatory Commission (FERC)-related revenue from rate base growth and earnings on funds used during construction. These were partially offset by lower other income and other tax items. SCE continues to recognize revenue from CPUC activities in 2015 largely based on 2014 authorized base revenue requirements included in customer rates. The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2015.
During the second quarter of 2014, SCE recorded $29 million, or $0.09 per share, of income tax benefits from revisions to liabilities for uncertain tax positions and $14 million ($9 million after-tax), or $0.03 per share, of benefits related to generator settlements.
Edison International Parent and Other’s second quarter 2015 core losses decreased by $4 million, or $0.01 per share, compared to second quarter 2014 core losses primarily due to lower corporate expenses.
Edison International's second quarter 2015 core earnings exclude income of $1 million related to losses allocated to tax equity investors under the hypothetical liquidation at book value accounting method. Edison International's second quarter 2014 core earnings exclude income of $184 million, or $0.56 per share, from discontinued operations.
Year-to-Date Earnings
For the six months ended June 30, 2015, Edison International reported net income on a GAAP basis of $678 million, or $2.08 per share, compared to $712 million, or $2.18 per share, during the same period in 2014. On an adjusted basis, Edison International’s core earnings were $672 million, or $2.06 per share, compared to $646 million, or $1.98 per share, in the year-to-date period in 2014.
SCE’s core earnings for the six months ended June 30, 2015 increased $23 million, or $0.08 per share, from the same period in 2014, due to higher income tax benefits, FERC-related revenue from rate base growth and earnings on funds used during construction, partially offset by lower other income. Edison International Parent and Other’s year-to-date 2015 core losses were comparable to core losses in the same period of 2014.

Edison International Reports Second Quarter 2015 Financial Results

Edison International's year-to-date 2015 core earnings exclude income of $6 million, or $0.02 per share, related to losses allocated to tax equity investors under the hypothetical liquidation at book value accounting method. Edison International's year-to-date 2014 core earnings exclude a charge of $96 million, or $0.29 per share, related to the SCE San Onofre Settlement Agreement and $162 million, or $0.49 per share, of income from discontinued operations.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic earnings.
2015 Earnings Guidance
Edison International will provide 2015 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2015 General Rate Case. See the presentation accompanying the company’s conference call for further information.
About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power and an investor in energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities.

Edison International Reports Second Quarter 2015 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to net income, basic EPS, core earnings, or core EPS also applies to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Risk Disclosure Statement
Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports and presentations filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, July 30, 2015, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-567-0459 (US) and 1-402-998-1812 (Int’l) - Passcode: 85749
Telephone replay available through August 10, 2015
Webcast:     www.edisoninvestor.com

Edison International Reports Second Quarter 2015 Financial Results

Second Quarter and Year-to-Date Reconciliation of
Core Earnings Per Share to Basic Earnings Per Share

	Three months ended June 30,			Six months ended June 30,
	2015	2014	Change	2015	2014	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.18	$1.11	$0.07	$2.12	$1.75	$0.37
Edison International Parent and Other	(0.02)	(0.03)	0.01	(0.04)	(0.06)	0.02
Discontinued operations	—	0.56	(0.56)	—	0.49	(0.49)
Edison International	1.16	1.64	(0.48)	2.08	2.18	(0.10)
Less: Non-core items
SCE	—	—	—	—	(0.29)	0.29
Edison International Parent and Other	—	—	—	0.02	—	0.02
Discontinued operations	—	0.56	(0.56)	—	0.49	(0.49)
Total non-core items	—	0.56	(0.56)	0.02	0.20	(0.18)
Core earnings (losses)
SCE	1.18	1.11	0.07	2.12	2.04	0.08
Edison International Parent and Other	(0.02)	(0.03)	0.01	(0.06)	(0.06)	—
Edison International	$1.16	$1.08	$0.08	$2.06	$1.98	$0.08
Note: Diluted earnings were $1.15 and $1.63 per share for the three months ended June 30, 2015 and 2014, respectively, and $2.06 and $2.17 per share for the six months ended June 30, 2015 and 2014, respectively.

Second Quarter and Year-to-Date Reconciliation of
Core Earnings to Basic Earnings (in millions)

	Three months ended June 30,			Six months ended June 30,
(in millions)	2015	2014	Change	2015	2014	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$384	$362	$22	$689	$570	$119
Edison International Parent and Other	(5)	(10)	5	(11)	(20)	9
Discontinued operations	—	184	(184)	—	162	(162)
Edison International	379	536	(157)	678	712	(34)
Less: Non-core items
SCE	—	—	—	—	(96)	96
Edison International Parent and Other	1	—	1	6	—	6
Discontinued operations	—	184	(184)	—	162	(162)
Total non-core items	1	184	(183)	6	66	(60)
Core earnings (losses)
SCE	384	362	22	689	666	23
Edison International Parent and Other	(6)	(10)	4	(17)	(20)	3
Edison International	$378	$352	$26	$672	$646	$26

Edison International Reports Second Quarter 2015 Financial Results

Consolidated Statements of Income	Edison International
	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2015	2014	2015	2014
Total operating revenue	$2,908	$3,016	$5,420	$5,943
Purchased power and fuel	1,078	1,239	1,864	2,382
Operation and maintenance	743	715	1,380	1,442
Depreciation, decommissioning and amortization	481	414	945	824
Property and other taxes	82	73	171	158
Impairment and other charges	—	—	—	231
Total operating expenses	2,384	2,441	4,360	5,037
Operating income	524	575	1,060	906
Interest and other income	43	46	82	69
Interest expense	(138)	(139)	(281)	(281)
Other expenses	(17)	(16)	(24)	(23)
Income from continuing operations before income taxes	412	466	837	671
Income tax expense	6	84	113	65
Income from continuing operations	406	382	724	606
Gain from discontinued operations, net of tax	—	184	—	162
Net income	406	566	724	768
Preferred and preference stock dividend requirements of utility	28	30	56	56
Other noncontrolling interests	(1)	—	(10)	—
Net income attributable to Edison International common shareholders	$379	$536	$678	$712
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$379	$352	$678	$550
Gain from discontinued operations, net of tax	—	184	—	162
Net income attributable to Edison International common shareholders	$379	$536	$678	$712
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$1.16	$1.08	$2.08	$1.69
Discontinued operations	—	0.56	—	0.49
Total	$1.16	$1.64	$2.08	$2.18
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	328	329	329	329
Continuing operations	$1.15	$1.07	$2.06	$1.68
Discontinued operations	—	0.56	—	0.49
Total	$1.15	$1.63	$2.06	$2.17
Dividends declared per common share	$0.4175	$0.3550	$0.8350	$0.7100

Edison International Reports Second Quarter 2015 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$139	$132
Receivables, less allowances of $68 for uncollectible accounts at both dates	768	790
Accrued unbilled revenue	853	632
Inventory	276	281
Derivative assets	79	102
Regulatory assets	1,066	1,254
Deferred income taxes	288	452
Other current assets	437	376
Total current assets	3,906	4,019
Nuclear decommissioning trusts	4,836	4,799
Other investments	210	207
Total investments	5,046	5,006
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,141 and $8,132 at respective dates	33,594	32,859
Nonutility property, plant and equipment, less accumulated depreciation of $79 and $76 at respective dates	132	122
Total property, plant and equipment	33,726	32,981
Derivative assets	194	219
Regulatory assets	8,009	7,612
Other long-term assets	358	349
Total long-term assets	8,561	8,180

Total assets	$51,239	$50,186

Edison International Reports Second Quarter 2015 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2015	December 31, 2014
LIABILITIES AND EQUITY
Short-term debt	$1,415	$1,291
Current portion of long-term debt	204	504
Accounts payable	1,294	1,580
Accrued taxes	36	81
Customer deposits	234	221
Derivative liabilities	162	196
Regulatory liabilities	454	401
Other current liabilities	1,037	1,205
Total current liabilities	4,836	5,479
Long-term debt	11,265	10,234
Deferred income taxes and credits	7,599	7,313
Derivative liabilities	1,155	1,052
Pensions and benefits	2,176	2,155
Asset retirement obligations	2,825	2,821
Regulatory liabilities	5,813	5,889
Other deferred credits and other long-term liabilities	2,220	2,255
Total deferred credits and other liabilities	21,788	21,485
Total liabilities	37,889	37,198
Commitments and contingencies
Redeemable noncontrolling interest	3	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,472	2,445
Accumulated other comprehensive loss	(56)	(58)
Retained earnings	8,909	8,573
Total Edison International's common shareholders' equity	11,325	10,960
Noncontrolling interests – preferred and preference stock of utility	2,022	2,022
Total equity	13,347	12,982

Total liabilities and equity	$51,239	$50,186

Edison International Reports Second Quarter 2015 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2015	2014
Cash flows from operating activities:
Net income	$724	$768
Less: Income from discontinued operations	—	162
Income from continuing operations	724	606
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	987	864
Allowance for equity during construction	(42)	(28)
Impairment and other charges	—	231
Deferred income taxes and investment tax credits	101	110
Other	11	11
EME settlement payments	—	(225)
Changes in operating assets and liabilities:
Receivables	32	(185)
Inventory	5	(21)
Accounts payable	130	116
Prepaid and accrued taxes	(50)	79
Other current assets and liabilities	(411)	(471)
Derivative assets and liabilities, net	33	64
Regulatory assets and liabilities, net	241	(317)
Nuclear decommissioning trusts	41	83
Other noncurrent assets and liabilities	(34)	(309)
Net cash provided by operating activities	1,768	608
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $16 and $4 at respective periods	1,415	396
Long-term debt matured or repurchased	(721)	(4)
Preference stock issued, net	—	269
Short-term debt financing, net	125	1,043
Cash contribution from redeemable noncontrolling interest	7	—
Dividends to noncontrolling interests	(56)	(54)
Dividends paid	(272)	(231)
Other	(25)	(51)
Net cash provided by financing activities	473	1,368
Cash flows from investing activities:
Capital expenditures	(2,197)	(1,856)
Proceeds from sale of nuclear decommissioning trust investments	7,253	3,750
Purchases of nuclear decommissioning trust investments	(7,301)	(3,838)
Other	11	12
Net cash used in investing activities	(2,234)	(1,932)
Net increase in cash and cash equivalents	7	44
Cash and cash equivalents at beginning of period	132	146
Cash and cash equivalents at end of period	$139	$190